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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First National Bancshares, Inc.

We consent to the inclusion of our report dated March 16, 2007, with respect to the consolidated financial statements of First National Bancshares, Inc. and subsidiary in the 2006 Annual Report on Form 10-K and to the reference to our firm under the heading "Experts" in this Registration Statement and related Prospectus of First National Bancshares, Inc.

                      /s/ Elliott Davis, LLC

Greenville, South Carolina
October 5, 2007

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Consent of Independent Registered Public Accounting Firm